[MELLON LOGO]                                                           EX-99.1
                                                       News Release


               MEDIA            ANALYSTS
  Contact:     -----            --------
               Stephen K. Dishart  Donald J. MacLeod   Corporate Affairs
               (412) 234-0850      (412) 234-5601      One Mellon Bank Center
               James J. Dever      David T. Lamar      Pittsburgh, PA 15258-0001
               (412) 236-1752      (412) 234-4633



FOR IMMEDIATE RELEASE


        MELLON REPORTS RECORD FULL YEAR AND FOURTH QUARTER 1996 RESULTS
        ---------------------------------------------------------------


                                          Year ended                      Three months ended
                                           Dec. 31,                            Dec. 31,
Financial Highlights                   1996       1995      Change         1996       1995     Change
-----------------------------------  ---------  ---------  --------      ---------  ---------  -------
Earnings per common share*           $   5.15   $   4.46        15%      $   1.34   $   1.16       16%
Tangible earnings per common
  share*                             $   5.71   $   4.96        15%      $   1.49   $   1.29       16%
Return on common equity                  20.4%      17.8%      260   bp      20.9%      18.1%     280   bp
Return on tangible common equity         32.2%      27.1%      510   bp      36.6%      27.3%     930   bp
Return on assets                         1.74%      1.72%        2   bp      1.80%      1.68%      12   bp
Return on tangible assets                1.97%      1.96%        1   bp      2.06%      1.90%      16   bp
Average common shares and
  equivalents outstanding* (000)      133,912    146,182   (12,270)       131,706    141,686   (9,980)
-----------------------------------  --------   --------   -------       --------   --------   ------

Quarterly returns are annualized.
* Fully diluted

PITTSBURGH, Jan. 17, 1997--Mellon Bank Corporation (NYSE: MEL) today reported record 1996 fully diluted earnings per common share of $5.15, an increase of 15 percent, compared with $4.46 per common share in 1995. For the full year 1996, Mellon reported net income applicable to common stock of $689 million, compared with $652 million for the full year 1995.

     "With Mellon's record earnings performance in 1996, our shareholders have been rewarded with another excellent year," said Frank V. Cahouet, Mellon chairman, president and chief executive officer. "Particularly significant is the fact that while increasing the shareholder value of our company, we continued to reinvest and build product strength to help us succeed in 1997 and beyond."

                                     -more-

Mellon Reports Earnings
Jan. 17, 1997
Page 2

     From 1990 through 1996, the Corporation has experienced a 32 percent compounded annual growth rate in net income applicable to common stock and a 29 percent compounded annual growth rate in earnings per common share. For purposes of these calculations, results for 1990 assume a normalized tax rate. Over the same period, the compounded annual return on common stock, including reinvested dividends, was 34 percent.

Full Year 1996
--------------

     Return on common shareholders' equity and return on assets were 20.4 percent and 1.74 percent, respectively, in 1996, compared with 17.8 percent and
1.72 percent, respectively, in 1995. Return on tangible common shareholders' equity and return on tangible assets were 32.2 percent and 1.97 percent, respectively, in 1996, compared with 27.1 percent and 1.96 percent, respectively, in 1995. Fully diluted tangible earnings per common share in 1996 were $5.71, an increase of 15 percent, compared with $4.96 in 1995.

     Earnings per common share in 1996 reflects the 1995 and 1996 repurchases of
23.6 million common shares, prior to any reissuances, as well as the repurchase of warrants for 4.5 million common shares. The Corporation's average level of treasury stock was approximately $640 million higher in 1996, compared with 1995. After giving effect to funding the higher level of treasury stock, valued at the short-term funding rate, the lower share count increased earnings per share 6 percent while ongoing business growth increased earnings per share 9 percent.

     Compared with 1995, the Corporation's 1996 results reflected an increase in fee revenue, partially offset by higher operating expense, higher credit quality expense and lower net interest revenue.

     Net interest revenue for the full year 1996 was $1,478 million, a decrease of $70 million, or 4 percent, from $1,548 million in 1995, principally reflecting the credit card and home equity loan securitizations and the repurchase of common shares offset, in part, by a higher level of free funds and loan growth. Fee revenue

                                     -more-

Mellon Reports Earnings
Jan. 17, 1997
Page 3

increased $349 million, or 21 percent, to $2,019 million in 1996, compared with $1,670 million in 1995, resulting from increases in virtually every fee revenue category as well as a $57 million gain on the sale of an American Automobile Association (AAA) credit card portfolio recorded in the fourth quarter of 1996. Excluding the gain on the sale of the AAA credit card portfolio, fee revenue increased 17 percent.

     Operating expense before net revenue from acquired property was $2,208 million in 1996, up $161 million, or 8 percent, from $2,047 million in 1995.
The increase primarily resulted from higher staff expense, due in part to higher incentive expense and the early retirement enhancement program, as well as higher amortization expense of mortgage servicing rights.

     Credit quality expense was $142 million in 1996, an increase of $57 million compared with 1995, primarily resulting from an increase in the provision for credit losses related to the credit card portfolio. Net credit losses in 1996 were $124 million, a decrease of $125 million from $249 million in 1995. The higher level of credit losses in 1995 primarily resulted from $106 million of credit losses recorded on $193 million of CornerStone/sm/ credit card loans that were transferred to an accelerated resolution portfolio in the fourth quarter of 1995.

     Nonperforming assets totaled $174 million at Dec. 31, 1996, compared with $209 million at Sept. 30, 1996, and $236 million at Dec. 31, 1995. The Corporation's nonperforming assets ratio was .63 percent at Dec. 31, 1996, the lowest ratio in the Corporation's recorded history, compared with .74 percent at Sept. 30, 1996, and .85 percent at Dec. 31, 1995.

Fourth Quarter 1996
-------------------

     Annualized return on common shareholders' equity and return on assets were
20.9 percent and 1.80 percent, respectively, in the fourth quarter of 1996, compared with 18.1 percent and 1.68 percent, respectively,

                                     -more-

Mellon Reports Earnings
Jan. 17, 1997
Page 4

in the fourth quarter of 1995. Annualized return on tangible common shareholders' equity and return on tangible assets were 36.6 percent and 2.06 percent, respectively, in the fourth quarter of 1996, compared with 27.3 percent and 1.90 percent, respectively, in the fourth quarter of 1995. Fully diluted tangible earnings per common share in the fourth quarter of 1996 were $1.49, a 16 percent increase, compared with $1.29 in 1995.

     Compared with the fourth quarter of 1995, Mellon's fourth quarter 1996 results reflected higher fee revenue, offset in part by a higher provision for credit losses, higher operating expense and lower net interest revenue. The quarter's earnings per share also included an additional $5 million charge, or 4 cents per share, for issue costs recorded as preferred stock dividends in connection with the redemption of the Series I Preferred Stock.

     Net interest revenue for the fourth quarter of 1996 was $371 million, down $11 million, or 3 percent, from $382 million in the prior-year period. This reduction resulted from the loan securitizations, the repurchase of common shares and the sale of the AAA credit card portfolio, partially offset by increased revenue from lease financing acquisitions, a higher level of free funds and higher loan levels. Fee revenue was $566 million, up $122 million, or 27 percent, from $444 million in the fourth quarter of 1995. The increase in fee revenue was attributable to the $57 million gain on the sale of the AAA credit card portfolio, higher institutional trust and private asset management fees, higher mutual fund management revenue and higher mortgage servicing and cash management fee revenue. Excluding the gain on the sale of the AAA credit card portfolio, fee revenue increased 15 percent.

     Operating expense before net revenue from acquired property for the fourth quarter of 1996 was $562 million, up $31 million, or 6 percent, from $531 million in the fourth quarter of 1995. The increase resulted primarily from higher staff expense, due in part to higher incentive expense and higher goodwill and intangible amortization.

                                     -more-

Mellon Reports Earnings
Jan. 17, 1997
Page 5

     Credit quality expense was $77 million in the fourth quarter of 1996, compared with $30 million in the fourth quarter of 1995. This $47 million increase resulted from a higher provision for credit losses. Net credit losses were $36 million in the fourth quarter of 1996, down from $138 million in the fourth quarter of 1995. The decrease resulted from the $106 million credit loss recorded on the accelerated resolution credit card portfolio in the fourth quarter of 1995.

     With balance sheet assets of approximately $43 billion and assets under management or administration of more than $1.1 trillion, Mellon Bank Corporation is a major financial services company headquartered in Pittsburgh; its primary subsidiary is Mellon Bank, N.A. Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its principal mutual fund business is The Dreyfus Corporation.

     Press releases and other information about Mellon Bank Corporation and its products and services are available at http://www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.



                                      ###

NOTE:  Detailed supplemental information follows.

Mellon Reports Earnings
Jan. 17, 1997
Page 6


Tangible Operating Results
--------------------------

Except for the merger with Dreyfus, which was accounted for under the "pooling of interests" method, the Corporation has been required to account for business combinations under the "purchase" method of accounting. The purchase method results in the recording of goodwill and other identified intangibles that are amortized as noncash charges in future years into operating expense. The pooling of interests method does not result in the recording of goodwill or intangibles. Since goodwill and intangible amortization expense does not result in a cash expense, the economic value to shareholders under either accounting method is essentially the same. Results, excluding the impact of intangibles, are shown in the table below.

                                 Quarter ended                    Year ended
(dollar amounts in millions,      December 31,                   December 31,
 quarterly ratios annualized)    1996      1995    Change       1996      1995  Change
--------------------------------------------------------------------------------------
Net income applicable to
  common stock               $   179   $   164   $    15    $   689   $   652    $37
After tax impact of
  amortization of
  intangibles from
  purchase acquisitions           21        18         3         76        73      3
-------------------------------------------------------------------------------------
    Tangible net income
      applicable to
      common stock           $   200   $   182   $    18    $   765   $   725    $40
    Tangible earnings per
      common share (fully
        diluted)             $  1.49   $  1.29       16%    $  5.71   $  4.96    15%
------------------------------------------------------------------------------------
Average common equity        $ 3,410   $ 3,610   $ (200)    $ 3,381   $ 3,671 $ (290)
Average goodwill and
  other intangibles            1,241       958      283       1,003       993     10
------------------------------------------------------------------------------------
    Average tangible
      common equity          $ 2,169   $ 2,652   $ (483)    $ 2,378   $ 2,678 $ (300)

Return on tangible
  common equity                36.6%     27.3%      930 bp    32.2%     27.1%    510 bp
------------------------------------------------------------------------------------
Average total assets        $42,636   $41,141    $1,495    $42,013   $40,097  $1,916
Average tangible assets     $41,395   $40,183    $1,212    $41,010   $39,104  $1,906

Return on tangible assets     2.06%     1.90%        16 bp   1.97%     1.96%       1 bp
-------------------------------------------------------------------------------------

Mellon Reports Earnings
Jan. 17, 1997
Page 7

Net Interest Revenue
--------------------

                                            Quarter ended                  Year ended
                                            December 31,                  December 31,
(in millions)                              1996     1995     Change      1996     1995     Change
-------------------------------------------------------------------------------------------------
Net interest revenue (FTE)              $   374  $   384   $   (10)   $ 1,488  $ 1,558   $  (70)
Net interest margin (FTE)                 4.20%    4.43%       (23)bp   4.26%    4.62%      (36)bp
Average securities                      $ 6,198  $ 5,178   $ 1,020    $ 6,184  $ 4,922   $1,262
Average loans                           $27,900  $27,747   $   153    $27,233  $27,321   $  (88)
Average interest-earning
 assets                                 $35,466  $34,414   $ 1,052    $34,944  $33,761   $1,183
-----------------------------------------------------------------------------------------------

The decrease in net interest revenue and the net interest margin in the fourth quarter of 1996, compared with the fourth quarter of 1995, resulted from the effect of the November 1995 $950 million credit card securitization, the March 1996 $650 million home equity loan securitization, funding costs related to the repurchase of common stock and the November 1996 sale of a $770 million American Automobile Association (AAA) credit card portfolio. Partially offsetting these decreases was the impact of a higher level of noninterest-bearing deposits, $1.6 billion of lease financing acquisitions and loan growth. Excluding the effect of the loan securitizations and the common equity repurchases, the net interest revenue and net interest margin for the fourth quarter of 1996 would have been approximately $419 million and 4.49%, compared with approximately $401 million and 4.57% in the fourth quarter of 1995. The foregone net interest revenue from the loan securitizations is substantially offset by higher servicing fee revenue and lower net credit losses.

In addition to the loan securitizations discussed above, the Corporation securitized $500 million of insurance premium finance loans in December 1996. Excluding the effect of the loan securitizations, sales and lease acquisitions, the Corporation experienced loan growth of approximately $1.0 billion in the fourth quarter of 1996 compared with the prior-year period, primarily in wholesale and retail lending.

Mellon Reports Earnings
Jan. 17, 1997
Page 8


The decrease in net interest revenue and the net interest margin for the full year of 1996 principally resulted from the same factors responsible for the fourth quarter decrease, offset in part by higher loan fees.


Credit Quality Expense and Net Credit Losses
--------------------------------------------

                                    Quarter ended                  Year ended
                                      December 31,                December 31,
(in millions)                        1996    1995    Change      1996    1995    Change
----------------------------------------------------------------------------------------
Provision for credit losses           $80    $ 35   $  45        $155    $105    $  50
Net revenue from acquired property     (3)     (5)     (2)        (13)    (20)      (7)
----------------------------------------------------------------------------------------
    Credit quality expense            $77    $ 30   $  47        $142    $ 85    $  57
----------------------------------------------------------------------------------------
Net credit losses (recoveries)(a):
 Domestic:
  Credit card                         $33    $ 36   $  (3)       $114    $153    $ (39)
  Other consumer credit                 5       3       2          15      14        1
  Commercial real estate               (3)     (3)      -          (2)    (22)      20
  Commercial and financial              1      (4)      5          (2)      3       (5)
----------------------------------------------------------------------------------------
   Total domestic                      36      32       4         125     148      (23)
 International                          -       -       -          (1)     (5)       4
----------------------------------------------------------------------------------------
Net credit losses                     $36    $ 32   $   4        $124    $143      (19)
Credit losses on assets held
 for accelerated resolution             -     106    (106)          -     106     (106)
----------------------------------------------------------------------------------------
   Total net credit losses            $36    $138   $(102)       $124    $249    $(125)
----------------------------------------------------------------------------------------
Annualized net credit losses
 to average loans                    .51%   1.97%    (146)bp     .46%    .91%      (45)bp
Annualized net credit losses to
 average loans excluding net
 credit losses on assets held
 for accelerated resolution          .51%    .46%       5 bp     .46%    .53%       (7)bp
----------------------------------------------------------------------------------------

(a) Excludes net credit losses on segregated assets.

Credit quality expense increased $47 million in the fourth quarter of 1996, compared with the fourth quarter of 1995, as a result of a $45 million increase in the provision for credit losses relating to credit card loans.

The $102 million decrease in net credit losses, compared with the fourth quarter of 1995, resulted from the $106 million of credit losses recorded in December 1995, relating to the transfer of $193 million of CornerStone/sm/ credit card loans, which had a history of delinquency, into an accelerated resolution portfolio. The net carrying value of the accelerated resolution

Mellon Reports Earnings
Jan. 17, 1997
Page 9

portfolio at December 31, 1996, was $30 million, compared with $40 million at September 30, 1996, and $82 million at year-end 1995. The credit card securitization and AAA credit card sale also were factors in the lower credit losses in the fourth quarter of 1996. At December 31, 1996, the CornerStone/sm/ credit card portfolio had total outstandings of $631 million, compared with $690 million at December 31, 1995.

Net credit losses decreased $125 million in the full year of 1996, compared with the full year of 1995, resulting from the same factors responsible for the fourth quarter decrease, partially offset by lower commercial real estate recoveries in 1996.

Noninterest Revenue
-------------------

                                      Quarter ended                 Year ended
                                       December 31,               December 31,
(in millions)                         1996     1995   Change     1996     1995   Change
---------------------------------------------------------------------------------------
Fee revenue:
Trust and investment management:
  Mutual fund:
    Management                        $ 88     $ 82   $  6     $  340   $  309   $ 31
    Administration/Custody              29       25      4        108      115     (7)
  Institutional trust                   64       50     14        247      206     41
  Institutional asset management        34       35     (1)       137      135      2
  Private asset management              44       37      7        162      141     21
--------------------------------------------------------------------------------------
    Total trust and investment
     management fees                   259      229     30        994      906     88
Cash management and deposit
 transaction charges                    56       47      9        211      191     20
Mortgage servicing fees                 49       40      9        180      122     58
Credit card fees                        28       28      -        120       90     30
Foreign currency and
  securities trading                    19       18      1         80       91    (11)
Information services fees               16       11      5         50       48      2
Gain on sale of credit card portfolio   57        -     57         57        -     57
Other                                   82       71     11        327      222    105
--------------------------------------------------------------------------------------
    Total fee revenue                  566      444    122      2,019    1,670    349
Gains on sale of securities              3        6     (3)         4        6     (2)
--------------------------------------------------------------------------------------
    Total noninterest revenue         $569     $450   $119     $2,023   $1,676   $347
--------------------------------------------------------------------------------------

Fee revenue increased $122 million, or 27%, in the fourth quarter of 1996, compared with the prior-year period. Excluding the gain on the sale of the AAA credit card portfolio, fee revenue increased 15%.

Mellon Reports Earnings
Jan. 17, 1997
Page 10


The $30 million, or 13%, increase in trust and investment management fees in the fourth quarter of 1996, compared with the prior-year period, primarily resulted from a $14 million, or 30%, increase in institutional trust fees, a $7 million, or 18%, increase in private asset management revenue and a $6 million, or 7%, increase in mutual fund management revenue. The increase in institutional trust revenue resulted from a $7 million increase in securities lending revenue and new business, including the fourth quarter 1995 acquisition of two corporate trust businesses. The increase in securities lending revenue primarily resulted from improved margins, as well as a higher volume of securities lent in the fourth quarter of 1996. The increase in private asset management revenue resulted from new business and an increase in the market value of assets under management. The higher revenue from the management of mutual funds resulted from a higher average level of mutual fund assets managed at Dreyfus.

Average proprietary funds managed at Dreyfus in the fourth quarter of 1996 were $82 billion, compared with $78 billion in the fourth quarter of 1995. This increase primarily resulted from a $5 billion increase in average equity funds.

The increase in cash management fees and deposit transaction charges primarily resulted from higher volumes of business in customer receivable, payable and treasury management products.

The increase in mortgage servicing fees in the fourth quarter of 1996, compared with the prior-year period, resulted from mortgage servicing rights acquired through acquisitions.

Mellon Reports Earnings
Jan. 17, 1997
Page 11


Credit card revenue was unchanged in the fourth quarter of 1996, compared with the fourth quarter of 1995, as an increase in servicing fee revenue from the securitized credit card receivables was offset by a decrease in fee revenue resulting from the sale of the AAA credit card portfolio.

In early November 1996, the Corporation sold the credit card portfolios of 50 AAA clubs with outstanding balances of approximately $770 million. The Corporation recorded a net gain of $57 million on the sale.

The increase in information services fee revenue compared with the fourth quarter of 1995 resulted from the ChaseMellon Shareholder Services joint venture and higher ATM fees.

Other fee revenue increased $11 million in the fourth quarter of 1996, compared with the prior-year period. This increase primarily resulted from gains on the sale of equity securities, servicing fee revenue from the securitization of home equity loans and higher syndication management fees.

The increase in fee revenue in the full year of 1996, compared with the prior-year period, primarily resulted from the same factors responsible for the fourth quarter increase. Also affecting the comparison of year-to-date results were the following factors which were recorded in other fee revenue in the first half of 1996: a $28 million gain on the home equity loan securitization; a $14 million increase in gains on disposition of assets; and a $13 million gain on the partial sale of an equity interest in an institutional investment management firm.

Mellon Reports Earnings
Jan. 17, 1997
Page 12

Operating Expense
------------------------------

                                     Quarter ended          Year ended
                                      December 31,           December 31,
(dollar amounts in millions)          1996   1995   Change    1996   1995   Change
----------------------------------------------------------------------------------
Staff expense                        $ 267  $ 248     $19    $1,055  $ 957   $98
Net occupancy expense                   49     52      (3)      205    205     -
Professional, legal and
 other purchased services               50     51      (1)      195    186     9
Equipment expense                       39     40      (1)      145    143     2
Amortization of mortgage
 servicing rights and purchased
 credit card relationships              25     25       -       107     68    39
Amortization of goodwill
 and other intangible assets            27     24       3       100     96     4
FDIC assessment and regulatory
 examination fees                        1      -       1         6      31  (25)
Other expense                           104    91      13       395     361   34
-----------------------------------------------------------------------------------
   Operating expense before net
    revenue from acquired property      562   531      31     2,208   2,047  161
Net revenue from acquired property       (3)   (5)     (2)      (13)    (20)  (7)
-----------------------------------------------------------------------------------
   Total operating expense             $559  $526   $  33    $2,195  $2,027 $168
-----------------------------------------------------------------------------------
Average full-time equivalent staff  24,700 24,500     200    24,600  24,300  300
-----------------------------------------------------------------------------------
Efficiency ratio (a)                    63%   64%      (1)      64%     63%    1
Efficiency ratio excluding
 amortization of goodwill and other
 intangible assets                      60    61       (1)      61      60     1
-----------------------------------------------------------------------------------

(a) Operating expense before net revenue from acquired property, excluding trust-preferred securities expense, as a percentage of revenue, computed on a taxable equivalent basis, excluding gains on the sale of securities and the gain on the sale of the AAA credit card portfolio.

Operating expense before net revenue from acquired property increased $31 million, or 6%, in the fourth quarter of 1996, compared with the prior- year period. The increase in staff expense resulted primarily from an increase in incentive and commission expense as well as higher base salaries, due in part to the leasing acquisitions. The increase in the amortization of goodwill and other intangibles resulted from the leasing acquisitions while the increase in other expense resulted from higher expenses in support of revenue growth.

The $161 million, or 8%, increase in operating expense before net revenue from acquired property in the full year of 1996, compared with the full year of 1995, primarily resulted from the same factors responsible for the fourth

Mellon Reports Earnings
Jan. 17, 1997
Page 13


quarter increase. Also impacting full year 1996 staff expense was an $18 million charge for the Corporation's early retirement enhancement program recorded in the first quarter and higher severance expense. The increase in the amortization of mortgage servicing rights reflects growth in the Corporation's mortgage servicing portfolio. Partially offsetting these increases was lower FDIC deposit insurance assessment expense in the full year of 1996 compared with the full year of 1995, resulting from the suspension of this assessment in 1996 for healthy institutions.

Income Taxes
------------

The Corporation's effective tax rate for the full year of 1996 was 36.3%. It is currently anticipated that the effective tax rate will remain at approximately this level in 1997.


Nonperforming Assets(a)
----------------------------------------

                                          Dec. 31,   Sept. 30,   June 30,   Dec. 31,
(in millions)                                 1996        1996       1996       1995
------------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                          $  50       $  52      $  58      $  61
  Commercial real estate                        16          34         40         39
  Other domestic                                28          45         32         67
------------------------------------------------------------------------------------
     Total nonperforming loans                  94         131        130        167
Acquired property:
  Real estate acquired                          86          88         84         87
  Reserve for real estate acquired             (10)        (10)       (11)       (18)
------------------------------------------------------------------------------------
     Net real estate acquired                   76          78         73         69
  Other assets acquired                          4           -          -          -
------------------------------------------------------------------------------------
     Total acquired property                    80          78         73         69
------------------------------------------------------------------------------------
     Total nonperforming assets              $ 174       $ 209      $ 203      $ 236
------------------------------------------------------------------------------------
Nonperforming loans as a percentage of
 total loans                                   .35%        .46%       .47%       .60%
Nonperforming assets as a
 percentage of total loans and net
 acquired property                             .63%        .74%       .74%       .85%
------------------------------------------------------------------------------------

(a) Excludes segregated assets.

Mellon Reports Earnings
Jan. 17, 1997
Page 14


Nonperforming assets decreased $35 million, or 17%, from September 30, 1996, primarily as a result of the repayment of commercial real estate loans and the resolution of commercial loans made to an engineering/construction company, as well as other repayments, credit losses and returns to accrual status.

Nonperforming assets decreased $62 million, or 26%, compared with December 31, 1995. This decrease primarily resulted from the same factors impacting the fourth quarter. The nonperforming assets ratio was .63% at December 31, 1996, the lowest level in the Corporation's recorded history, compared with .74% at September 30, 1996, and .85% at December 31, 1995.

Reserve for Credit Losses
---------------------------------------------


                                                Dec. 31,   Sept. 30,   June 30,   Dec. 31,
(in millions)                                       1996        1996       1996       1995
------------------------------------------------------------------------------------------
Reserve for credit losses (a)                       $525       $478       $467      $471
Reserve as a percentage of total loans             1.92%      1.69%      1.71%     1.70%
------------------------------------------------------------------------------------------
(a) Excludes reserve for segregated assets.

The $54 million increase in the reserve for credit losses from December 31, 1995, reflects the continued concern about the credit quality of the credit card portfolio and $23 million of reserves acquired in the lease financing acquisitions.

Mellon Reports Earnings
Jan. 17, 1997
Page 15

Selected Capital Data
-------------------------------

(in millions, except                 Dec. 31,   Sept. 30,   June 30,   Dec. 31,
per share amounts)                       1996        1996       1996       1995
-------------------------------------------------------------------------------
Common shareholders' equity            $3,456      $3,399     $3,332     $3,590
Common shareholders' equity
 to assets ratio                        8.11%       7.78%      7.79%      8.83%

Tangible common shareholders'
 equity                                $2,218      $2,221     $2,426     $2,632
Tangible common shareholders'
 equity to assets ratio (a)             5.36%       5.22%      5.79%      6.63%

Total shareholders' equity             $3,746      $3,834     $3,767     $4,025
Total shareholders' equity
 to assets ratio                        8.79%       8.78%      8.81%      9.90%

Tier I capital ratio                    8.40 (b)    6.74       7.51       8.14
Total (Tier I and Tier II)
 capital ratio                         13.60 (b)   11.26      11.89      11.29
Leverage capital ratio                  8.30 (b)    6.68       7.24       7.80

Book value per common share          $ 26.86     $ 26.26    $ 25.61    $ 26.17
Tangible book value per common share   17.24       17.15      18.65      19.19
Closing common stock price             71.00       59.25      57.00      53.75
Market capitalization                  9,134       7,668      7,414      7,374
Common shares outstanding (000)      128,647     129,415    130,069    137,187
-------------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(b) Estimated.

The decrease in shareholders' equity at December 31, 1996, compared with December 31, 1995, resulted from repurchases of common stock and the redemption of the $150 million Series I Preferred Stock, offset in part by earnings retention.

The increase in the Corporation's regulatory capital ratios resulted from the issuance of $1 billion of trust-preferred securities in December 1996 following the decision by the Federal Reserve that accorded these securities Tier I capital status. The ability to apply Tier I capital treatment, as well as to deduct the interest payments for income tax purposes, provided the Corporation with a cost-effective way to raise capital for regulatory purposes. The trust-preferred securities are not included as a component of total shareholders' equity on the Corporation's balance sheet.

Mellon Reports Earnings
Jan. 17, 1997
Page 16


During the fourth quarter of 1996, the Corporation repurchased approximately 1.6 million shares of common stock, bringing total repurchases to 10.8 million shares in 1996. Since the beginning of 1995, the Corporation has repurchased
23.6 million common shares, prior to any reissuances, as well as warrants for
4.5 million shares of common stock. At December 31, 1996, common stock and stock equivalents totaled 131.2 million shares, compared to an average level of common stock and equivalents of 133.9 million shares used in the calculation of fully diluted earnings per common share in 1996.

On January 8, 1997, the Corporation announced that it will redeem its $100 million of Series J Preferred Stock on February 18, 1997.

                                      SUMMARY DATA
                                      Mellon Bank Corporation


(dollar amounts in millions,                        Quarter ended            Year ended
 except per share amounts;                             Dec. 31,                Dec. 31,
 common shares in thousands)                      -----------------       ----------------
                                                  1996         1995        1996       1995
                                                  ----         ----        ----       ----
Selected key data
-----------------------------------------
  Net income per common share - primary         $   1.36     $   1.18   $   5.17   $   4.50
  Net income per common share -
    fully diluted                               $   1.34     $   1.16   $   5.15   $   4.46
  Tangible net income per common
    share - fully diluted (a)                   $   1.49     $   1.29   $   5.71   $   4.96
  Net income applicable to
    common stock                                $    179     $    164   $    689   $    652
  Tangible net income applicable to
   common stock (a)                             $    200     $    182   $    765   $    725

  Return on common shareholders'
    equity (b)                                      20.9%        18.1%      20.4%      17.8%
  Return on tangible common
   shareholders' equity (a)(b)                      36.6%        27.3%      32.2%      27.1%

  Return on assets (b)                              1.80%        1.68%      1.74%      1.72%
  Return on tangible assets (a)(b)                  2.06%        1.90%      1.97%      1.96%

  Common equity to assets                           8.11%        8.83%      8.11%      8.83%
  Tangible common equity to assets                  5.36%        6.63%      5.36%      6.63%

Average balances for the period
-----------------------------------------
  Money market investments                      $  1,272     $  1,206   $  1,381   $  1,222
  Trading account securities                          96          283        146        296
  Securities                                       6,198        5,178      6,184      4,922
  Loans                                           27,900       27,747     27,233     27,321
  Total interest-earning assets                   35,466       34,414     34,944     33,761
  Total assets                                    42,636       41,141     42,013     40,097
  Total tangible assets                           41,395       40,183     41,010     39,104
  Deposits                                        31,569       28,946     30,838     27,951
  Total interest-bearing liabilities              29,210       28,629     28,588     27,774
  Common shareholders' equity                      3,410        3,610      3,381      3,671
  Tangible common shareholders' equity             2,169        2,652      2,378      2,678
  Total shareholders' equity                       3,820        4,045      3,810      4,106

Computation of net income per
  common share
-----------------------------------------
Net income applicable to common stock           $    179     $    164   $    689   $    652
                                                ========     ========   ========   ========

Total stock and stock equivalents - primary      131,429      141,436    133,195    145,074
                                                ========     ========   ========   ========
Total stock and stock
  equivalents - fully diluted                    131,706      141,686    133,912    146,182
                                                ========     ========   ========   ========

Net income per common share - primary           $   1.36     $   1.18   $   5.17   $   4.50
                                                ========     ========   ========   ========
Net income per common
 share - fully diluted                           $  1.34      $  1.16    $  5.15   $   4.46
                                                ========     ========   ========   ========

_______________________
(a) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(b) Quarterly amounts are annualized. All amounts are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

(in millions, except per                     Quarter ended         Year ended
  share amounts)                                Dec. 31,             Dec. 31,
                                            ----------------     ---------------
                                            1996        1995     1996       1995
                                            ----        ----     ----       ----
Interest revenue
----------------
Interest and fees on loans (loan fees
 of $24, $24, $96 and $79)                  $ 579      $ 610   $2,253     $2,425
Interest-bearing deposits with banks            8         11       36         36
Federal funds sold and securities
 under resale agreements                        7          7       30         34
Other money market investments                  1          1        7          2
Trading account securities                      1          4        7         19
Securities                                    103         87      406        322
                                            -----      -----   ------     ------
     Total interest revenue                   699        720    2,739      2,838

Interest expense
----------------
Interest on deposits                          240        237      903        889
Federal funds purchased and securities
 under repurchase agreements                   20         31       94        125
Other short-term borrowings                    24         42      121        159
Notes and debentures                           44         28      143        117
                                            -----      -----   ------     ------
     Total interest expense                   328        338    1,261      1,290
                                            -----      -----   ------     ------
     Net interest revenue                     371        382    1,478      1,548
Provision for credit losses                    80         35      155        105
                                            -----      -----   ------     ------
     Net interest revenue after
      provision for credit losses             291        347    1,323      1,443

Noninterest revenue
-------------------
Trust and investment management fees          259        229      994        906
Cash management and deposit
 transaction charges                           56         47      211        191
Mortgage servicing fees                        49         40      180        122
Credit card fees                               28         28      120         90
Foreign currency and securities trading        19         18       80         91
Information services fees                      16         11       50         48
Gain on sale of credit card portfolio          57          -       57          -
Other                                          82         71      327        222
                                            -----     -----    ------     ------
     Total fee revenue                        566        444    2,019      1,670
Gain on sale of securities                      3          6        4          6
                                            -----      -----   ------     ------
     Total noninterest revenue                569        450    2,023      1,676

Operating expense
-----------------
Staff expense                                 267        248    1,055        957
Net occupancy expense                          49         52      205        205
Professional, legal and other
 purchased services                            50         51      195        186
Equipment expense                              39         40      145        143
Amortization of mortgage servicing
 rights and purchased credit card
 relationships                                 25         25      107         68
Amortization of goodwill and other
 intangible assets                             27         24      100         96
Other expense                                 105         91      401        392
Net revenue from acquired property             (3)        (5)     (13)       (20)
                                            -----      -----   ------     ------
        Total operating expense               559        526    2,195      2,027
                                            -----      -----   ------     ------
        Income before income taxes            301        271    1,151      1,092
Provision for income taxes                    107         97      418        401
                                            -----      -----   ------     ------
        Net income                            194        174      733        691
Dividends on preferred stock                   15         10       44         39
                                            -----      -----   ------     ------
        Net income applicable to
         common stock                       $ 179      $ 164   $  689     $  652
                                            =====      =====   ======     ======

Net income per common share - primary       $1.36      $1.18    $5.17      $4.50
                                            =====      =====   ======     ======
Net income per common
  share - fully diluted                     $1.34      $1.16    $5.15      $4.46
                                            =====      =====   ======     ======

                      CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation

(dollar amounts in millions)                                   Dec. 31,   Dec. 31,
                                                                 1996       1995
                                                               ---------  ---------
Assets
-------
 Cash and due from banks                                        $ 2,846    $ 2,342
 Money market investments                                           992        860
 Trading account securities                                          84         62
 Securities available for sale                                    4,111      2,913
 Investment securities(approximate fair
  value of $2,365 and $2,554)                                     2,375      2,519
 Loans, net of unearned discount of
   $57 and $44                                                   27,393     27,690
 Reserve for credit losses                                         (525)      (471)
                                                                -------    -------
      Net loans                                                  26,868     27,219
 Premises and equipment                                             569        556
 Acquired property, net of reserves of
  $10 and $18                                                        80         69
 Goodwill and other intangibles                                   1,238        958
 Mortgage servicing rights and purchased
  credit card relationships                                         774        682
 Other assets                                                     2,659      2,466
                                                                -------    -------
      Total assets                                              $42,596    $40,646
                                                                =======    =======

 Liabilities
------------
 Deposits in domestic offices                                   $28,657    $24,870
 Deposits in foreign offices                                      2,717      4,391
 Short-term borrowings                                            2,247      4,317
 Other liabilities                                                1,721      1,600
 Notes and debentures (with original
  maturities over one year)                                       2,518      1,443
                                                                -------    -------
      Total liabilities                                          37,860     36,621

Trust-preferred securities
--------------------------
 Guaranteed preferred beneficial interests in Corporation's
  junior subordinated deferrable interest debentures                990          -

Shareholders' equity
--------------------
 Preferred stock                                                    290        435
 Common shareholders' equity:
   Common stock - $.50 par value
    Authorized - 200,000,000 shares
    Issued - 147,165,480 shares                                      74         74
   Additional paid-in capital                                     1,866      1,850
   Retained earnings                                              2,480      2,118
   Net unrealized gain (loss) on assets
    available for sale, net of tax                                   (1)        18
   Treasury stock of 18,518,290 and
    9,978,407 shares at cost                                       (963)      (470)
                                                                -------    -------
      Total common shareholders' equity                           3,456      3,590
                                                                -------    -------
      Total shareholders' equity                                  3,746      4,025
                                                                -------    -------
      Total liabilities, trust-preferred
       securities and shareholders' equity                      $42,596    $40,646
                                                                =======    =======
